EXECUTION VERSION
Exhibit 10.3
GUARANTY
     GUARANTY, dated as of March 4, 2008 (the “Guaranty”), by Westmoreland Resources, Inc., a Delaware corporation (“Guarantor”), in favor of Purchasers (as hereinafter defined).
     Reference is hereby made to (i) that certain Senior Secured Convertible Note Purchase Agreement, dated as of March 4, 2008, by and among Westmoreland Coal Company (the “Company”), a Delaware corporation, Tontine Partners, L.P., a Delaware limited partnership, and Tontine Capital Partners, L.P., a Delaware limited partnership (each, “Purchaser” and collectively, “Purchasers”) and Tontine Capital Associates, L.P., a Delaware limited partnership, as Collateral Agent for Purchasers (together with its permitted successors in such capacity as the collateral agent, the “Collateral Agent”) (the “Note Purchase Agreement”), (ii) that certain Security Agreement, dated as of March 4, 2008, by and among the Guarantor, Purchasers and the Collateral Agent (the “Security Agreement”), (iii) that certain Pledge Agreement, dated as of March 4, 2008, by and among the Company, Guarantor, and Collateral Agent (the “Pledge Agreement”), and (iv) that certain First Interstate Business Loan Agreement by and between Guarantor and First Interstate Bank dated October 29, 2007 (as in effect as of the date hereof, the “First Interstate Loan Agreement”, and together with all related documents and agreements thereunder, the “First Interstate Loan Documents”).
1.	CONTINUING GUARANTEE OF PAYMENT AND PERFORMANCE. For good and valuable consideration, Guarantor absolutely and unconditionally guarantees full and punctual payment and satisfaction of the Indebtedness of Company to Purchasers, and the performance and discharge of all the Company’s obligations under the Note Purchase Agreement, the Notes, and the other Transaction Documents. This is a guaranty of payment and performance and not of collection, so Purchasers can enforce this Guaranty against Guarantor even when Purchasers have not exhausted their remedies against anyone else obligated to pay the Indebtedness or against any collateral securing the Indebtedness, this Guaranty or any other guaranty of the Indebtedness. Guarantor will make any payments to Purchasers or their respective orders, on demand, in legal tender of the United States of America, in same-day funds, without set-off or deduction or counterclaim, and will otherwise perform the Company’s obligations under the Note Purchase Agreement and Transaction Documents. Under this Guaranty, Guarantor’s liability is unlimited and Guarantor’s obligations are continuing.
2.	INDEBTEDNESS. The word “Indebtedness” as used in this Guaranty means all of the principal amount outstanding from time to time and at any one or more times, accrued unpaid interest thereon and all collection costs and legal expenses related thereto permitted by law, attorneys’ fees, arising from any and all debts, liabilities and obligations of every nature or form, now existing or hereafter arising or acquired, that the Company individually or collectively or interchangeably with others, owes or will owe Purchasers under the Note Purchase Agreement, the Notes, and the other Transaction Documents.

If Purchasers presently hold one or more guaranties, or hereafter receives additional guaranties from Guarantor, Purchasers’ rights under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor’s liability will be Guarantor’s aggregate liability under the terms of this Guaranty and any such other unterminated guaranties.
3.	CONTINUING GUARANTY. THIS IS A “CONTINUING GUARANTY” UNDER WHICH GUARANTOR AGREES TO GUARANTEE THE FULL AND PUNCTUAL PAYMENT, PERFORMANCE AND SATISFACTION OF THE INDEBTEDNESS OF THE COMPANY TO PURCHASERS, NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, ON AN OPEN AND CONTINUING BASIS. ACCORDINGLY, ANY PAYMENTS MADE ON THE INDEBTEDNESS WILL NOT DISCHARGE OR DIMINISH GUARANTOR’S OBLIGATIONS AND LIABILITY UNDER THIS GUARANTY FOR ANY REMAINING AND SUCCEEDING INDEBTEDNESS EVEN WHEN ALL OR PART OF THE OUTSTANDING INDEBTEDNESS MAY BE A ZERO BALANCE FROM TIME TO TIME.
4.	DURATION OF GUARANTY. This Guaranty will take effect when received by Purchasers without the necessity of any acceptance by each Purchaser, or any notice to Guarantor or to the Company, and will continue in full force until all the Indebtedness incurred or contracted before receipt by Purchasers of any notice of revocation shall have been fully paid and satisfied and all of Guarantor’s other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor’s written notice of revocation must be delivered to Purchasers, in accordance with Section 11.10 of the Note Purchase Agreement as applied to Purchasers. Written revocation of this Guaranty will apply only to new Indebtedness created after actual receipt by each Purchaser of Guarantor’s written revocation. For this purpose and without limitation, the term “new Indebtedness” does not include the Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. For this purpose and without limitation, “new Indebtedness” does not include all or part of the Indebtedness that is: incurred by the Company prior to revocation; incurred under a commitment that became binding before revocation; renewals, extensions, substitutions, and modifications of the Indebtedness or, for the avoidance of doubt, is incurred as interest paid in kind in accordance with the Note Purchase Agreement. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Purchasers receive from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty.

5.	GUARANTOR’S AUTHORIZATION TO PURCHASERS. Guarantor authorizes Purchasers and the Collateral Agent in accordance with the provisions of the Note Purchase Agreement, either before or after any revocation hereof, without notice or demand and without lessening Guarantor’s liability under this Guaranty, from time to time: (A) prior to revocation as set forth above, to increase the principal balance under the Notes for interest paid in kind in accordance with the Note Purchase Agreement, or otherwise to extend additional credit to the Company; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of the Company’s sureties, endorsers, or other guarantors on any terms or in any manner Purchasers may choose; (E) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Purchasers or the Collateral Agent in their discretion may determine; (G) to sell, transfer, assign or grant participations in all or any part of the Indebtedness in accordance with the provisions of Section 11.1 of the Note Purchase Agreement; and (H) to assign or transfer this Guaranty in whole or in part.
6.	GUARANTOR’S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Purchasers that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (B) this Guaranty is executed at the Company’s request and not at the request of Purchasers; (C) Guarantor has full power, right and authority to enter into this Guaranty; (D) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (E) Guarantor has not sold, leased, assigned, encumbered, hypothecated, transferred, or otherwise disposed of all or substantially all of Guarantor’s assets, or any interest therein except for the liens and rights of First Interstate Bank with respect to the Collateral as set forth in the First Interstate Loan Documents, and will not, without the prior written consent of Purchasers, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein; (F) upon any Purchaser’s request, Guarantor will provide to such Purchaser financial and credit information in form acceptable to such Purchaser, and all future financial information which will be provided to such Purchaser will be true and correct in all material respects and fairly present Guarantor’s financial condition as of the dates the financial information is provided; (G) except as previously disclosed in public filings, no material litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened; (H) no Purchaser has made any representation to Guarantor as to the creditworthiness of the Company; and (I) Guarantor has established adequate means of obtaining from the Company on a continuing basis information regarding the Company’s financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor’s risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Purchasers shall have no obligation to disclose to Guarantor any information or documents acquired by Purchasers in the course of their relationship with the Company.
7.	GUARANTOR’S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Purchasers (A) to continue lending money or to extend other credit to the Company; (B) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of the Company, Purchasers, any surety, endorser, or other guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations; (C) to resort for payment or to proceed directly or at once against any person, including the Company or any other guarantor; (D) to proceed directly against or exhaust any collateral held by any Purchaser or the Collateral Agent from the Company, any other guarantor, or any other person; (E) to give notice of the terms, time, and place of any public or private sale of personal property security held by any Purchaser or the Collateral Agent from the Company or to comply with any other applicable provisions of the Uniform Commercial Code; (F) to pursue any other remedy within any Purchaser’s power; or (G) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

Except as prohibited by applicable law, Guarantor also waives any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law or any other law which may prevent any Purchaser or the Collateral Agent from bringing any action, including a claim for deficiency, against Guarantor, before or after any such Purchaser’s or the Collateral Agent’s commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (B) any election of remedies by Purchasers or the Collateral Agent which destroys or otherwise adversely affects Guarantor’s subrogation rights or Guarantor’s rights to proceed against the Company for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness; (C) any disability or other defense of the Company, of any other guarantor, or of any other person, or by reason of the cessation of the Company’s liability from any cause whatsoever, other than payment in full in legal tender, of the Indebtedness; (D) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any collateral for the Indebtedness; (E) any statute of limitations, if at any time any action or suit brought by any Purchaser or the Collateral Agent against Guarantor is commenced, there is outstanding Indebtedness which is not barred by any applicable statute of limitations; or (F) any defenses given to guarantors at law or in equity other than actual payment and performance of the Indebtedness. If payment is made by the Company, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Purchasers are forced to remit the amount of that payment to the Company’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of the enforcement of this Guaranty.

Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Company, the Guarantor, or both.
8.	GUARANTOR’S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.
9.	SUBORDINATION OF THE COMPANY’S DEBTS TO GUARANTOR. Guarantor agrees that the Indebtedness, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against the Company, whether or not the Company becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against the Company, upon any account whatsoever, to any claim that Purchasers may now or hereafter have against the Company. In the event of insolvency and consequent liquidation of the assets of the Company, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of the Company applicable to the payment of the claims of both Purchasers and Guarantor shall be paid to Purchasers and shall be first applied by Purchasers to the Indebtedness. Subject to the rights of First Interstate Bank under the First Interstate Loan Documents, Guarantor does hereby assign to Purchasers all claims which it may have or acquire against the Company or against any assignee or trustee in bankruptcy of the Company; provided however, that such assignment shall be effective only for the purpose of assuring to Purchasers full payment in legal tender of the Indebtedness. If any Purchaser so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of the Company to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, subject to the rights of First Interstate Bank under the First Interstate Loan Documents, shall be delivered to the Collateral Agent, or if none, to Purchasers. Guarantor agrees, and subject to the extent permitted under the First Interstate Loan Documents if then in effect, Purchasers are hereby authorized, in the name of Guarantor, from time to time to file financing statements and continuation statements and to execute documents and to take such other actions as Purchasers deem necessary or appropriate to perfect, preserve and enforce their rights under this Guaranty.

Any obligation of the Company or the Guarantor in this Agreement that requires delivery of Collateral or other items to, or the possession or control of Collateral or other items with, the Collateral Agent or any Purchaser shall be deemed complied with and satisfied if such delivery is made to, or such possession or control is with, the agent or any lender under the First Interstate Loan Documents, so long as the First Interstate Loan Agreement is in full force and effect and has not been terminated in accordance with its terms or otherwise.
10.	MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty.
a.	Amendments. This Guaranty, together with any Transaction Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

b.	Attorneys’ Fees; Expenses. Guarantor agrees to pay upon demand all of the Collateral Agent’s and Purchasers’ costs and expenses, including any attorneys’ fees and legal expenses, incurred in connection with the enforcement of this Guaranty. The Collateral Agent and Purchasers may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include the Collateral Agent’s and Purchasers’ attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services; provided that such fees and expenses shall be limited to those of one counsel to the Collateral Agent and Purchasers collectively and, if reasonably requested by the Collateral Agent or Purchasers, one local counsel in each jurisdiction in which Collateral is located; provided further that in the event of a conflict of interest between the Collateral Agent and any Purchaser or between Purchasers, Guarantor shall pay all reasonable out-of-pocket fees and expenses of such additional counsel as may be necessary. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

c.	Caption Headings. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

d.	Governing Law. This Guaranty will be governed by federal law applicable to Purchasers and, to the extent not preempted by federal law, the laws of the State of New York without regard to its conflicts of law provisions.

e.	Integration. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor’s attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor’s intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Purchasers and the Collateral Agent harmless from any losses, claims, damages, and costs (including attorneys’ fees) suffered or incurred by Purchasers and the Collateral Agent as a result of any breach by Guarantor of the warranties, representation and agreements of this paragraph.

f.	Interpretation. In all cases where there is more than one Guarantor or entities in addition to the Company become borrowers, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words “Company” and “Guarantor” respectively shall mean all and any one or more of them. The words “Guarantor,” “Company,” and “Purchaser” or “Purchasers” and “Collateral Agent” include the successors, assigns, and transferees of each of them. If a court finds that any provision of this Guaranty is not valid or should not be enforced, that fact by itself will not mean that the rest of this Guaranty will not be valid or enforced. Therefore, a court will enforce the rest of the provisions of this Guaranty even if a provision of this Guaranty may be found to be invalid or unenforceable. If any one or more of the Company or Guarantor are corporations, partnerships, limited liability companies, or similar entities, it is not necessary for Purchasers to inquire into the powers of the Company or Guarantor or of the officers, directors, partners, managers, or other agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

g.	Notices. Any notice required to be given under this Guaranty shall be given in accordance with Section 11.10 of the Note Purchase Agreement, and if to Guarantor, addressed as follows:
Westmoreland Resources, Inc. P.O. Box 449 Hardin, MT 59034 Attn: Morris W. Kegley Telecopy Number: (719) 448-8097
with a copy to:
Westmoreland Coal Company 2 North Cascade Avenue, 14th Floor Colorado Springs, Colorado 80903 Attn: General Counsel Telecopy Number: (719) 448-8097
Unless otherwise provided or required by law, if there is more than one Guarantor, any notice given by Purchasers to any Guarantor is deemed to be notice given to all Guarantors.
h.	No Waiver by Purchasers. Purchasers shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Required Purchasers or by each Purchaser if so required under Section 11.1 of the Note Purchase Agreement. No delay or omission on the part of Purchasers in exercising any right shall operate as a waiver of such right or any other right. A waiver by Purchasers of a provision of this Guaranty shall not prejudice or constitute a waiver of Purchasers’ rights otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Purchasers, nor any course of dealing between Purchasers and Guarantor, shall constitute a waiver of any of any Purchaser’s rights or of any of Guarantor’s obligations as to any future transactions. Whenever the consent of Purchasers is required under this Guaranty, the granting of such consent by Purchasers in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Purchasers.

i.	Successors and Assigns. Subject to any limitations stated in this Guaranty on transfer of Guarantor’s interest, this Guaranty shall be binding upon and inure to the benefit of the parties, their successors and assigns.

11.	DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Guaranty. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Uniform Commercial Code:
a.	Collateral Agent. The words “Collateral Agent” shall have the meaning set forth in the second paragraph of this Guaranty.

b.	Company. The word “Company” shall have the meaning set forth in the second paragraph of this Guaranty.

c.	First Interstate Loan Agreement. The words “First Interstate Loan Agreement” shall have the meaning set forth in the second paragraph of this Agreement.

d.	First Interstate Loan Documents. The words “First Interstate Loan Documents” shall have the meaning set forth in the second paragraph of this Agreement.

e.	Guarantor. The word “Guarantor” shall have the meaning set forth in the preamble to this Guaranty.

f.	Guaranty. The word “Guaranty” means this Guaranty, as this Guaranty may be amended or modified from time to time, together with all exhibits and schedules attached to this Guaranty from time to time.

g.	Indebtedness. The word “Indebtedness” means the Company’s indebtedness to Purchasers as defined in Section 2.

h.	Purchaser and Purchasers. The words “Purchaser” and “Purchasers” shall have the meaning set forth in the preamble to this Guaranty.

i.	Note or Notes. The words “Note” or “Notes” means the Notes executed by the Company in the original aggregate principal amount of $15,000,000 dated March 4, 2008, together with all increases thereto in accordance with the Note Purchase Agreement, renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Notes or Note Purchase Agreement.

j.	Note Purchase Agreement. The words “Note Purchase Agreement” shall have the meaning set forth in the second paragraph of this Guaranty.

k.	Pledge Agreement. The words “Pledge Agreement” shall have the meaning set forth in the second paragraph of this Guaranty.

l.	Purchaser or Purchasers. The words “Purchaser” and “Purchasers” shall have the meaning set forth in the second paragraph of this Guaranty.

m.	Security Agreement. The words “Security Agreement” shall have the meaning set forth in the second paragraph of this Guaranty.

n.	Transaction Documents. The words “Transaction Documents” shall have the meaning set forth in the Note Purchase Agreement.
12.	ACKNOWLEDGMENT. GUARANTOR ACKNOWLEDGES THAT THE INDEBTEDNESS AND OBLIGATIONS OF THIS GUARANTY ARE SECURED BY THE COLLATERAL DESCRIBED IN THE SECURITY AGREEMENT DATED MARCH 4, 2008. EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY TO PURCHASERS AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED “DURATION OF GUARANTY”. NO FORMAL ACCEPTANCE BY PURCHASERS IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE.
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     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

WESTMORELAND RESOURCES, INC.

By: /s/ Keith E. Alessi

Name: Keith E. Alessi
Title: Chief Executive Officer
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